EXHIBIT 99.1

Safe Harbor

This current report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, but are not limited to, statements related to the company’s future financial performance, including expected revenue and earnings, price and product competition, customer demand for our products, and general market conditions. These forward-looking statements are based on information available to Seagate as of the date of this current report. Current expectations, forecasts and assumptions involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks and uncertainties include a variety of factors, some of which are beyond the company’s control. In particular, such risks and uncertainties include the impact of the variable demand and the aggressive pricing environment for disc drives; dependence on the company’s ability to successfully qualify, manufacture and sell in increasing volumes on a cost-effective basis and with acceptable quality its disc drive products, particularly the new disc drive products with lower cost structures and which address the 1.8-inch form factor; the impact of competitive product announcements and possible excess industry supply with respect to particular disc drive products, particularly now that there are no material limitations on disc drive component supply for our competitors; the impact of the acquisition of Maxtor on the company’s financial results, including without limitation due to charges associated with restructuring, purchase accounting and other related transaction costs; and the possibility that the combination of Seagate and Maxtor will not provide the anticipated benefits to the combined company on the projected timeline, if at all. Information concerning additional factors that could cause results to differ materially from those projected in the forward-looking statements is contained in the company’s Annual Report on Form 10-K as filed with the U.S. Securities and Exchange Commission on September 11, 2006 and in the company’s Quarterly Report on Form 10-Q as filed with the U.S. Securities and Exchange Commission on November 7, 2006. These forward-looking statements should not be relied upon as representing the company’s views as of any subsequent date and Seagate undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made.

Quarterly Results

On January 23, 2007, Seagate reported revenue of $3.0 billion, GAAP net income of $140 million, and diluted earnings per share of $0.23 for the quarter ended December 29, 2006. Included in the $3.0 billion of revenue is approximately $200 million from legacy Maxtor designed products. These financial results include $76 million in accounting charges, other costs and related tax effects directly associated with the Maxtor acquisition and $19 million for the early retirement of Seagate’s 8% senior notes due 2009. These results compare to revenue of $2.3 billion, net income of $287 million and diluted earnings per share of $0.57 in the year-ago quarter.

For the six months ended December 29, 2006 Seagate reported revenue of $5.8 billion, GAAP net income of $159 million and diluted earnings per share of $0.27. These financial results include $158 million in accounting charges, other costs and related tax effects directly associated with the Maxtor acquisition, $19 million for the early retirement of our 8% senior notes due 2009 and a $3 million favorable adjustment to the restructuring reserve. These results compare to revenue of $4.4 billion, net income of $559 million and diluted earnings per share of $1.10 in the year-ago six-month period.

Cash and Uses of Cash

Cash flow from operations was $482 million for the December 2006 quarter.

We made capital investments of $466 million during the first two quarters of fiscal 2007, of which $239 million was invested in the December 2006 quarter. We continue to expect capital expenditures for fiscal 2007 to be approximately $1.15 billion dollars.

During the December 2006 quarter, the company redeemed its $400 million principal amount of 8% senior notes due 2009, which included the payment of a $16 million premium for early redemption.

Dividend and Stock Repurchases

The company has declared a quarterly dividend of $0.10 to be paid on or before February 16, 2007 to all common shareholders of record as of February 2, 2007.

During the quarter ended December 29, 2006, the company purchased and took delivery of 23 million of its common shares. Subsequent to December 29, 2006, the company took delivery of an additional 13 million shares, which were paid for in the second fiscal quarter. During the six months ended December 29, 2006, the company has repurchased approximately 43 million of its common shares worth approximately $1.1 billion. The company has approximately $1.4 billion available under the current authorized stock repurchase program.

SEAGATE TECHNOLOGY

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

(Unaudited)

	December 29, 2006	June 30, 2006 (a)
ASSETS
Cash and cash equivalents	$1,096	$910
Short-term investments	464	823
Accounts receivable, net	1,251	1,445
Inventories	771	891
Other current assets	410	264

Total Current Assets	3,992	4,333

Property, equipment and leasehold improvements, net	2,240	2,106
Goodwill	2,317	2,475
Other intangible assets	231	307
Other assets, net	498	323

Total Assets	$9,278	$9,544

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$1,425	$1,692
Accrued employee compensation	188	385
Accrued restructuring	52	210
Accrued expenses, other	744	648
Accrued income taxes	76	72

Current portion of long-term debt	330	330

Total Current Liabilities	2,815	3,337

Accrued restructuring	21	23
Other liabilities	327	332
Long-term debt, less current portion	1,738	640

Total Liabilities	4,901	4,332

Shareholders’ Equity	4,377	5,212

Total Liabilities and Shareholders’ Equity	$9,278	$9,544

(a)	The information in this column was derived from the Company’s audited consolidated balance sheet as of June 30, 2006.

SEAGATE TECHNOLOGY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	December 29, 2006	December 30, 2005	December 29, 2006	December 30, 2005
Revenue	$2,996	$2,300	$5,788	$4,388

Cost of revenue	2,450	1,709	4,800	3,262
Product development	226	199	470	378
Marketing and administrative	141	108	320	195
Amortization of intangibles	12	—	23	—
Restructuring, net	1	—	(3)	4

Total operating expenses	2,830	2,016	5,610	3,839

Income from operations	166	284	178	549

Interest income	25	14	44	29
Interest expense	(55)	(11)	(74)	(24)
Other, net	9	4	11	9

Other income (expense), net	(21)	7	(19)	14

Income before income taxes	145	291	159	563
Provision for income taxes	5	4	—	4

Net income	$140	$287	$159	$559

Net income per share:
Basic	$0.25	$0.60	$0.28	$1.16
Diluted	0.23	0.57	0.27	1.10
Number of shares used in per share calculations:
Basic	571	482	573	480
Diluted	598	507	600	506

SEAGATE TECHNOLOGY

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	Six Months Ended
	December 29, 2006	December 30, 2005
OPERATING ACTIVITIES
Net income	$159	$559
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	414	286
Stock-based compensation	69	36
Allowance for doubtful accounts receivable	42	—
Redemption charges on 8% Notes	19	—
Tax benefit from stock options	—	(14)
Other non-cash operating activities, net	1	4
Changes in operating assets and liabilities:
Current assets and liabilities	(431)	(70)
Other assets and liabilities	28	(33)

Net cash provided by operating activities	301	768

INVESTING ACTIVITIES
Acquisition of property, equipment and leasehold improvements	(466)	(353)
Proceeds from sale of fixed assets	28	—
Purchases of short-term investments	(322)	(1,911)
Maturities and sales of short-term investments	687	2,015
Other acquisitions, net of cash acquired	—	(28)
Other investing activities, net	(29)	(105)

Net cash used in investing activities	(102)	(382)

FINANCING ACTIVITIES
Net proceeds from issuance of long-term debt	1,477	—
Repayment of long-term debt	(400)	(340)
Redemption premium on 8% Notes	(16)	—
Issuance of common shares for employee stock plans	104	38
Dividends to shareholders	(104)	(76)
Tax benefit from stock options	—	14
Repurchases of common stock	(1,075)	—
Other financing activities, net	1	—

Net cash used in financing activities	(13)	(364)

Increase in cash and cash equivalents	186	22
Cash and cash equivalents at the beginning of the period	910	746

Cash and cash equivalents at the end of the period	$1,096	$768